Exhibit 99
PRESS RELEASE
GE Reports 3Q'14 Operating EPS $0.38, +6%
3Q Industrial Profit +9%; Operating Margins +90 Basis Points;
3Q Industrial Organic Revenues +4%; On Track for Higher End of +4-7% for 2014;
Orders +22%; Record Backlog of $250B, +$21B from Year-Ago
Total-Year Framework on Track

3Q Highlights

•	3Q operating EPS $0.38, +6%
•	3Q Industrial segment profit +9%, YTD +10%
•	3Q Industrial segment organic revenues +4%, YTD +5%
•	3Q margins +90 bps, YTD +50 bps
•	3Q orders +22%, Growth market orders +34%, U.S. orders +25%
•	Cash generation of $7.2 billion year-to-date, $3.8 billion generated in 3Q
•	GE Capital ENI (excluding cash and equivalents) at $365 billion, down 5% vs. year-ago

FAIRFIELD, Conn. – October 17, 2014 – GE [NYSE: GE] announced today third-quarter 2014 operating earnings of $3.8 billion, with operating earnings per share of $0.38, up 6% from the third quarter of 2013.  GAAP earnings from continuing operations were $3.5 billion, with earnings per share of $0.34, up 6% from last year.  Revenues were $36.2 billion for the quarter, up 1% from the year-ago period.

"GE performed well in the quarter, with industrial segment profit growth of 9% and significant margin expansion," said GE Chairman and CEO Jeff Immelt.  "The environment is volatile, but infrastructure growth opportunities exist, and GE is executing well.  This is reflected in healthy order growth and margin expansion.  During the quarter we continued to execute on our portfolio strategy, including the successful IPO of Synchrony Financial and announcing the sale of our Appliances business."

Industrial segment profits rose 9% in the third quarter to $4.3 billion and industrial segment margins expanded 90 basis points.  Industrial segment organic revenue growth was 4%.  Orders were up 22% in the quarter, with increases in five of six segments.  Growth market orders rose 34% with increases in five of nine growth regions.  GE expects industrial organic revenue growth for the year to be at the higher end of the 4-7% range.

GE's backlog of equipment and services at the end of the quarter was a record $250 billion, up $21 billion over the year-ago period.  New technologies drove a 31% increase in equipment orders in the quarter; these included orders for more than 1,000 Tier 4-compliant locomotives, 4 HA gas turbines, and launch orders for the GE9X aircraft engine.  Services orders grew 10% in the quarter.  As part of GE's strategy to grow its services business, the Company also announced in October the opening of its Predix™ Industrial Internet platform to all users starting in 2015, and that GE Predictivity™ solutions revenues are expected to exceed $1 billion in 2014.

During the quarter GE completed the IPO of its North American Retail Finance business, Synchrony Financial, the first step of a planned, staged exit from the business.  GE is targeting a complete exit from Synchrony Financial through a split-off transaction in late 2015.  In the third quarter GE also agreed to sell its Appliances business to Electrolux for $3.3 billion, bringing total announced dispositions to $4.7 billion for the year.  The sale is expected to generate an approximate after-tax gain of $0.05-$0.07 per share at closing.  Both transactions are subject to customary regulatory and other approvals. GE continues to work through approvals for its acquisition of Alstom's Power and Grid businesses, targeted to close in 2015.  GE expects Alstom to be accretive to earnings in 2015, and add $0.06-$0.09 per share in 2016.  Through these transactions, GE is executing on its strategy to achieve 75% of its earnings from its Industrial businesses by 2016.

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Simplification and value gap improvements drove GE's strong margin expansion of 90 basis points in the quarter and 50 basis points year-to-date, with six of seven businesses showing positive margin growth in the quarter.  GE continues to make good progress with its simplification goals.  The Company is on track to meet its goal of $1 billion or more in structural cost-out for the year, with $674 million of cost-out through the third quarter.

GE Capital continued its strategy to decrease the size of its non-core portfolio.  ENI (excluding cash and equivalents) was at $365 billion at quarter-end, down $6.5 billion from last quarter and down 5% from the year-ago period.  GE Capital is on track to close the sale of its GE Money Bank AB (Nordics) consumer finance business in the fourth quarter of 2014.  Additionally, GE Capital Aviation Services announced this week an agreement to acquire Milestone Aviation Group, the helicopter lessor, for $1.78 billion.  The acquisition is in line with GE Capital's strategic plan of growing in core areas aligned with GE's industrial business. General Electric Capital Corporation's (GECC) estimated Tier 1 common ratio (Basel 1) rose 79  basis points from the year-ago period to 12.1%, and net interest margin was strong at 5%.  Year-to-date, GECC has returned $2.2 billion in dividends to the parent.

Cash from GE operating activities (CFOA) was $7.2 billion year-to-date, and the Company is on track to meet its 2014 goal of $14-$17 billion in CFOA.  GE ended the quarter with $90 billion of consolidated cash and cash equivalents.  The Company has returned $8.4 billion to shareowners year-to-date, including $6.6 billion of dividends and $1.8 billion of stock buyback.

Immelt concluded, "Our total-year framework is intact, and we are executing on our goals.  Year-to-date, our industrial segment profit is up 10% and margins are 50 basis points higher.  GECC is returning cash to the parent.  Capital allocation remains balanced, with both opportunistic M&A and cash returned to shareowners.  And this year's portfolio moves have made GE more focused on its strengths in core infrastructure and technology.  We have a big backlog, market diversity, strong recurring revenue and a well-established cost-out program.  We expect to continue to deliver in a volatile world."

Third-quarter Highlights:

Third-quarter operating earnings were $3.8 billion, up 3% from third-quarter 2013, and operating EPS was $0.38, up 6%.  GAAP earnings from continuing operations (attributable to GE) were $3.5 billion, up 6%, or $0.34 per share, up 6% from the third quarter of 2013.

Including the effects of discontinued operations, third-quarter net earnings attributable to GE were $3.5 billion ($0.35 per share) compared with $3.2 billion ($0.31 per share) in the third quarter of 2013.

Third-quarter revenues increased 1% to $36.2 billion.  Industrial sales of $26.0 billion increased 3% compared to the third quarter of 2013.  GECC revenues of $10.5 billion decreased 1% from last year.

Cash generated from GE operating activities year-to-date totaled $7.2 billion, with $3.8 billion generated in the third quarter.  Cash generated from Industrial operating activities year-to-date totaled $5.0 billion, with $3.0 billion generated in the third quarter.

GE will discuss preliminary third-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts are now posted on our website for your review prior to the call.

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About GE
GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

GE's Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors.  GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.
Caution Concerning Forward-Looking Statements:
This document contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; earnings per share; revenues; organic growth; margins; cost structure; restructuring charges; cash flows; return on capital; capital expenditures, capital allocation or capital structure; dividends; and the split between Industrial and GE Capital earnings. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including interest and exchange rate volatility, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation's (GECC) funding, GECC's exposure to counterparties and our ability to reduce GECC's asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flows and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; GECC's ability to pay dividends to GE at the planned level, which may be affected by GECC's cash flows and earnings, financial services regulation and oversight, and other factors; our ability to convert pre-order commitments/wins into orders; the price we realize on orders since commitments/wins are stated at list prices; customer actions or developments such as early aircraft retirements or reduced energy demand and other factors that may affect the level of demand and financial performance of the major industries and customers we serve; the effectiveness of our risk management framework; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; adverse market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to us or Synchrony Financial that could prevent us from completing the Synchrony split-off as planned; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; our success in completing announced transactions, such as the proposed transactions and alliances with Alstom, and our ability to realize anticipated earnings and savings; our success in integrating acquired businesses and operating joint ventures; the impact of potential information technology or data security breaches; and the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Investor Contact:
Matt Cribbins, 203.373.2424
matthewg.cribbins@ge.com

Media Contact:
Seth Martin, 203.572.3567
seth.martin@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)

	Consolidated			GE(a)			Financial Services (GECC)
Three months ended September 30	2014	2013	V%	2014	2013	V%	2014	2013	V%

Revenues and other income
Sales of goods and services	$25,890	$25,152	3%	$26,025	$25,262	3%	$28	$33	(15%)
Other income	258	363		236	271		-	-
GECC earnings from continuing operations	-	-		1,492	1,903		-	-
GECC revenues from services	10,026	10,146		-	-		10,423	10,573
Total revenues and other income	36,174	35,661	1%	27,753	27,436	1%	10,451	10,606	(1%)

Costs and expenses
Cost of sales, operating and administrative
expenses	28,283	28,135		23,563	23,492		5,107	4,963
Interest and other financial charges	2,357	2,445		377	338		2,093	2,224
Investment contracts, insurance losses and
insurance annuity benefits	662	672		-	-		700	714
Provision for losses on financing receivables	957	789		-	-		957	789
Total costs and expenses	32,259	32,041	1%	23,940	23,830	-%	8,857	8,690	2%

Earnings from continuing operations
before income taxes	3,915	3,620	8%	3,813	3,606	6%	1,594	1,916	(17%)
Benefit (provision) for income taxes	(463)	(348)		(416)	(344)		(47)	(3)
Earnings from continuing operations	3,452	3,272	6%	3,397	3,262	4%	1,547	1,913	(19%)
Earnings (loss) from discontinued
operations, net of taxes	57	(91)		57	(91)		57	(91)
Net earnings	3,509	3,181	10%	3,454	3,171	9%	1,604	1,822	(12%)
Less net earnings (loss) attributable to
noncontrolling interests	(28)	(10)		(83)	(20)		55	10
Net earnings attributable
to the Company	3,537	3,191	11%	3,537	3,191	11%	1,549	1,812	(15%)
Preferred stock dividends declared	-	-		-	-		-	-
Net earnings attributable to
GE common shareowners	$3,537	$3,191	11%	$3,537	$3,191	11%	$1,549	$1,812	(15%)

Amounts attributable to GE common
shareowners:
Earnings from continuing operations	$3,452	$3,272	6%	$3,397	$3,262	4%	$1,547	$1,913	(19%)
Less net earnings (loss) attributable to noncontrolling interests	(28)	(10)		(83)	(20)		55	10
Earnings from continuing operations
attributable to the Company	3,480	3,282	6%	3,480	3,282	6%	1,492	1,903	(22%)
GECC preferred stock dividends declared	-	-		-	-		-	-
Earnings from continuing operations
attributable to GE common shareowners	3,480	3,282	6%	3,480	3,282	6%	1,492	1,903	(22%)
Earnings (loss) from discontinued
operations, net of taxes	57	(91)		57	(91)		57	(91)
Net earnings attributable to GE
common shareowners	$3,537	$3,191	11%	$3,537	$3,191	11%	$1,549	$1,812	(15%)

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.34	$0.32	6%
Basic earnings per share	$0.35	$0.32	9%

Per-share amounts - net earnings
Diluted earnings per share	$0.35	$0.31	13%
Basic earnings per share	$0.35	$0.31	13%

Total average equivalent shares
Diluted earnings	10,119	10,223	(1%)
Basic earnings	10,039	10,151	(1%)

Dividends declared per common share	$0.22	$0.19	16%

Amounts attributable to GE
common shareowners:
Earnings from continuing operations	$3,480	$3,282	6%
Adjustment (net of tax): Non-operating
pension costs/(income)	349	426
Operating earnings (non-GAAP measure)	$3,829	$3,708	3%
Operating earnings - diluted earnings
per share	$0.38	$0.36	6%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2013 consolidated financial statements at www.ge.com/ar2013 for further information about consolidation matters.
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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)

	Consolidated			GE(a)			Financial Services (GECC)
Nine months ended September 30	2014	2013	V%	2014	2013	V%	2014	2013	V%

Revenues and other income
Sales of goods and services	$75,838	$71,841	6%	$76,262	$72,188	6%	$89	$90	(1%)
Other income	792	2,082		689	1,893		-	-
GECC earnings from continuing operations	-	-		5,289	5,765		-	-
GECC revenues from services	29,955	31,740		-	-		31,124	32,900
Total revenues and other income	106,585	105,663	1%	82,240	79,846	3%	31,213	32,990	(5%)

Costs and expenses
Cost of sales, operating and administrative	83,484	81,245		70,053	67,505		14,558	14,706
expenses
Interest and other financial charges	7,116	7,648		1,142	988		6,325	6,994
Investment contracts, insurance losses and
insurance annuity benefits	1,940	2,022		-	-		2,041	2,131
Provision for losses on financing receivables	2,895	3,256		-	-		2,895	3,256
Total costs and expenses	95,435	94,171	1%	71,195	68,493	4%	25,819	27,087	(5%)

Earnings from continuing operations
before income taxes	11,150	11,492	(3)%	11,045	11,353	(3%)	5,394	5,903	(9%)
Benefit (provision) for income taxes	(1,172)	(1,166)		(1,143)	(1,065)		(29)	(100)
Earnings from continuing operations	9,978	10,326	(3)%	9,902	10,288	(4%)	5,365	5,803	(8%)
Earnings (loss) from discontinued
operations, net of taxes	28	(335)		28	(335)		33	(334)
Net earnings	10,006	9,991	-%	9,930	9,953	-%	5,398	5,469	(1%)
Less net earnings (loss) attributable to
noncontrolling interests	(75)	140		(151)	102		76	38
Net earnings attributable to
the Company	10,081	9,851	2%	10,081	9,851	2%	5,322	5,431	(2%)
Preferred stock dividends declared	-	-		-	-		(161)	(135)
Net earnings attributable to
GE common shareowners	$10,081	$9,851	2%	$10,081	$9,851	2%	$5,161	$5,296	(3%)

Amounts attributable to GE common
shareowners:
Earnings from continuing operations	$9,978	$10,326	(3%)	$9,902	$10,288	(4%)	$5,365	$5,803	(8%)
Less net earnings (loss) attributable
to noncontrolling interests	(75)	140		(151)	102		76	38
Earnings from continuing operations
attributable to the Company	10,053	10,186	(1%)	10,053	10,186	(1%)	5,289	5,765	(8%)
GECC preferred stock dividends declared	-	-		-	-		(161)	(135)
Earnings from continuing operations
attributable to GE common shareowners	10,053	10,186	(1%)	10,053	10,186	(1%)	5,128	5,630	(9%)
Earnings (loss) from discontinued
operations, net of taxes	28	(335)		28	(335)		33	(334)
Net earnings attributable to GE
common shareowners	$10,081	$9,851	2%	$10,081	$9,851	2%	$5,161	$5,296	(3%)

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.99	$0.98	1%
Basic earnings per share	$1.00	$0.99	1%

Per-share amounts - net earnings
Diluted earnings per share	$0.99	$0.95	4%
Basic earnings per share	$1.00	$0.96	4%

Total average equivalent shares
Diluted earnings	10,121	10,328	(2%)
Basic earnings	10,042	10,262	(2%)

Dividends declared per common share	$0.66	$0.57	16%

Amounts attributable to GE
common shareowners:
Earnings from continuing operations	$10,053	$10,186	(1%)
Adjustment (net of tax): Non-operating
pension costs/(income)	1,035	1,279
Operating earnings (non-GAAP measure)	$11,088	$11,465	(3%)
Operating earnings - diluted earnings
per share	$1.09	$1.11	(2%)

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2013 consolidated financial statements at www.ge.com/ar2013 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments
(unaudited)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Revenues(a)
Power & Water	$6,375	$6,498	(2%)	$18,176	$17,038	7%
Oil & Gas	4,597	4,315	7%	13,666	11,669	17%
Energy Management	1,813	1,828	(1%)	5,341	5,557	(4%)
Aviation	5,698	5,364	6%	17,566	15,741	12%
Healthcare	4,485	4,304	4%	13,166	13,083	1%
Transportation	1,540	1,406	10%	4,073	4,425	(8%)
Appliances & Lighting	2,117	2,098	1%	6,094	6,142	(1%)
Total industrial segment revenues	26,625	25,813	3%	78,082	73,655	6%
GE Capital	10,451	10,606	(1%)	31,213	32,990	(5%)
Total segment revenues	37,076	36,419	2%	109,295	106,645	2%
Corporate items and eliminations(a)	(902)	(758)	(19%)	(2,710)	(982)	U
Consolidated revenues and other income
from continuing operations	$36,174	$35,661	1%	$106,585	$105,663	1%

Segment profit(a)
Power & Water	$1,191	$1,289	(8%)	$3,212	$3,095	4%
Oil & Gas	660	519	27%	1,771	1,376	29%
Energy Management	59	18	F	133	64	F
Aviation	1,264	1,091	16%	3,576	3,094	16%
Healthcare	727	665	9%	2,027	1,986	2%
Transportation	342	306	12%	814	886	(8%)
Appliances & Lighting	88	77	14%	243	239	2%
Total industrial segment profit	4,331	3,965	9%	11,776	10,740	10%
GE Capital	1,492	1,903	(22%)	5,128	5,630	(9%)
Total segment profit	5,823	5,868	(1%)	16,904	16,370	3%
Corporate items and eliminations(a)	(1,550)	(1,904)	19%	(4,566)	(4,131)	(11%)
GE interest and other financial charges	(377)	(338)	(12%)	(1,142)	(988)	(16%)
GE provision for income taxes	(416)	(344)	(21%)	(1,143)	(1,065)	(7%)
Earnings from continuing operations
attributable to the Company	3,480	3,282	6%	10,053	10,186	(1%)
Earnings (loss) from discontinued operations,
net of taxes	57	(91)	F	28	(335)	F
Consolidated net earnings attributable to
the Company	$3,537	$3,191	11%	$10,081	$9,851	2%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, the portion of earnings attributable to noncontrolling interests of consolidated subsidiaries, and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Appliances & Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for GE Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment's relative net cost of operations. Effective in the second quarter of 2014, we began reporting our GE Capital segment results including the effects of the GECC preferred stock dividends.  The cost of these dividends had previously been reported in the GE Corporate Items and Eliminations line in the Company's Summary of Operating Segments table. Presenting GE Capital segment results including the effects of the GECC preferred stock dividends aligns the way management currently measures the results of our financial services business. Prior-period information has been reclassified to be consistent with how we currently measure GE Capital.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

GE Capital

Revenues	$10,451	$10,606	(1)%	$31,213	$32,990	(5)%

Segment profit	$1,492	$1,903	(22)%	$5,128	$5,630	(9)%

Revenues
Commercial Lending and Leasing (CLL)	$3,681	$3,677	-%	$10,874	$11,091	(2)%
Consumer	3,622	3,683	(2)%	10,822	11,158	(3)%
Real Estate	697	689	1%	1,992	3,218	(38)%
Energy Financial Services	344	438	(21)%	1,120	1,084	3%
GE Capital Aviation Services (GECAS)	1,262	1,312	(4)%	3,952	3,973	(1)%

Segment profit
CLL	$617	$479	29%	$1,722	$1,702	1%
Consumer	621	898	(31)%	1,879	2,262	(17)%
Real Estate	175	464	(62)%	703	1,589	(56)%
Energy Financial Services	61	150	(59)%	290	293	(1)%
GECAS	133	173	(23)%	828	825	-%
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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position
(unaudited)

	Consolidated		GE(a)		Financial Services (GECC)
	September 30,	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in billions)	2014	2013	2014	2013	2014	2013

Assets
Cash & marketable securities	$137.5	$132.5	$10.9	$14.0	$126.6	$118.5
Receivables	22.0	21.4	11.5	11.0	-	-
Inventories	19.4	17.3	19.4	17.3	0.1	0.1
Financing receivables – net	226.6	241.9	-	-	237.4	253.0
Property, plant and equipment – net	65.5	68.8	16.7	17.6	49.1	51.6
Investment in GECC	-	-	81.3	77.7	-	-
Goodwill & intangible assets	92.2	92.0	65.4	64.6	26.9	27.3
Other assets	79.7	80.0	24.6	23.7	62.3	63.9
Assets of businesses held for sale	5.8	0.1	2.6	-	3.2	0.1
Assets of discontinued operations	1.3	2.3	-	-	1.3	2.3

Total assets	$650.0	$656.3	$232.4	$225.9	$506.9	$516.8

Liabilities and equity
Borrowings and bank deposits	$374.1	$383.0	$16.6	$13.4	$358.5	$371.1
Investment contracts, insurance liabilities
and insurance annuity benefits	27.5	26.5	-	-	28.0	27.0
Other liabilities	102.0	106.1	79.1	81.0	29.4	31.8
Liabilities of businesses held for sale	1.7	-	0.8	-	0.9	-
Liabilities of discontinued operations	1.2	3.9	0.1	0.1	1.0	3.8
Total GE shareowners' equity	135.0	130.6	135.0	130.6	86.3	82.7
Noncontrolling interests	8.5	6.2	0.8	0.8	2.8	0.4

Total liabilities and equity	$650.0	$656.3	$232.4	$225.9	$506.9	$516.8

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2013 consolidated financial statements at www.ge.com/ar2013 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY

Financial Measures That Supplement GAAP

 We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), Industrial segment organic revenue growth, GE Capital ending net investment (ENI) excluding cash and equivalents, and cash generated from GE Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings per Share

	Three months ended September 30			Nine months ended September 30
(Dollars in millions; except earnings per share)	2014	2013	V%	2014	2013	V%

Earnings from continuing operations attributable to GE	$3,480	$3,282	6%	$10,053	$10,186	(1%)
Adjustment (net of tax): non-operating pension costs/(income)	349	426		1,035	1,279
Operating earnings	$3,829	$3,708	3%	$11,088	$11,465	(3%)

Earnings per share – diluted(a)
Continuing earnings per share	$0.34	$0.32	6%	$0.99	$0.98	1%
Adjustment (net of tax): non-operating pension costs/(income)	0.03	0.04		0.10	0.12
Operating earnings per share	$0.38	$0.36	6%	$1.09	$1.11	(2%)

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and curtailment loss components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
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Industrial Segment Organic Revenue Growth
	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Segment revenues:
Power & Water	$6,375	$6,498		$18,176	$17,038
Oil & Gas	4,597	4,315		13,666	11,669
Energy Management	1,813	1,828		5,341	5,557
Aviation	5,698	5,364		17,566	15,741
Healthcare	4,485	4,304		13,166	13,083
Transportation	1,540	1,406		4,073	4,425
Appliances & Lighting	2,117	2,098		6,094	6,142
Industrial segment revenues	26,625	25,813	3%	78,082	73,655	6%
Less the effects of:
Acquisitions, business dispositions (other than
dispositions of businesses acquired for investment)
and currency exchange rates	815	880		2,288	1,729
Industrial segment revenues excluding effects of acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$25,810	$24,933	4%	$75,794	$71,926	5%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

(Dollars in billions)	September 30, 2014	June 30, 2014	September 30, 2013

GECC total assets	$506.9	$509.6	$520.7
Less assets of discontinued operations	1.3	1.5	2.6
Less non-interest bearing liabilities	60.9	60.5	58.0
GE Capital ENI	444.7	447.6	460.1
Less cash and equivalents	79.9	76.3	76.3
GE Capital ENI, excluding cash and equivalents	$364.8	$371.3	$383.8

Variance to June 30, 2014	$(6.5)
Percentage variance to June 30, 2014	(2%)
Variance to September 30, 2013	$(19.0)
Percentage variance to September 30, 2013	(5%)

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash and equivalents resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.
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Industrial Cash Flows from Operating Activities (Industrial CFOA)
	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Cash from GE's operating activities (continuing operations),
as reported	$3,804	$4,131	(8)%	$7,175	$7,828	(8)%
Less dividends from GECC	805	2,000		2,221	3,947
Cash from GE's operating activities (continuing operations),
excluding dividends from GECC (Industrial CFOA)	$2,999	$2,131	41%	$4,954	$3,881	28%

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs.  We believe that investors may find it useful to compare GE's operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

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